Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CenterPoint Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

CenterPoint Energy Houston Electric, LLC

(Exact Name of Registrant as Specified in its Charter)

CenterPoint Energy Resources Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

CenterPoint Energy, Inc.

Fees to Be Paid	Debt	Senior Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Junior Subordinated Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Common Stock, $0.01 par value	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, $0.01 par value	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Stock Purchase Contracts	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Equity Units	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	CenterPoint Energy Houston Electric, LLC
	Debt	General Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	CenterPoint Energy Resources Corp.

	Debt	Senior Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or junior subordinated, such indeterminate number of stock purchase contracts and equity units, and such indeterminate number of depositary shares of CenterPoint Energy Inc., such indeterminate principal amount of general mortgage bonds of CenterPoint Energy Houston Electric, LLC and such indeterminate principal amount of senior debt securities of CenterPoint Energy Resources Corp. as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee required in connection with this registration statement and will pay such fees on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.